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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2005
                                                         ----------------



                             Alleghany Corporation
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                          1-9371                  51-0283071
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(State or other jurisdiction      (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


         375 Park Avenue, Suite 3201, New York,            New York 10152
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      (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (212) 752-1356
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review

         Alleghany Corporation (the "Company") has determined that its financial statements for the year-ended December 31, 2001, included in its Annual Report on Form 10-K for the year-ended December 31, 2003, incorrectly classified net gain on sale of subsidiaries as part of revenues from continuing operations. The error in classification of net gain on sale of subsidiaries in 2001 has no effect on the Company's net earnings for 2001 or on any balance sheet items. The error will be corrected in the Selected Financial Data to be included in the Company's Annual Report on Form 10-K for the year-ended December 31, 2004, by restating such 2001 net gain on sale of subsidiaries to discontinued operations. Although the presentation was an error, the Company believes that its various public disclosures regarding its 2001 results fully disclosed the relevant transactions and the accounting therefor. Nevertheless, after consultation with the Chairman of the Company's Audit Committee and KPMG LLP, the Company's independent registered public accounting firm, the Company determined on February 8, 2005 that investors should not rely on the Company's consolidated financial statements for the year-ended December 31, 2001 with respect to the error described herein.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ALLEGHANY CORPORATION


Date:  February 8, 2005                   By:  /s/ Peter R. Sismondo
                                               --------------------------
                                               Name:  Peter R. Sismondo
                                               Title: Vice President



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